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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DAMARK INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-19902 (Commission File Number)	41-1551116 (I.R.S. Employer Identification No.)

7101 Winnetka Avenue North
Minneapolis, Minnesota 55428
(Address of principal executive offices)
(Zip Code)

(612) 531-0066
(Registrant's telephone number, including area code)

Exhibit Index located at page 4.

Item 5. OTHER EVENTS.

    On April 16, 1998, the Board of Directors (the "Board") of Damark International, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Class A Common Stock of the par value of $.01 per share (the "Common Stock") of the Company. The dividend was payable on May 1, 1998 (the "Record Date") to shareholders of record at the close of business on that date. The Company filed a Form 8-K on April 29, 1998.

    On July 15, 1998, the Board of Directors of the Company amended the share rights plan (the "Plan") contained in the Rights Agreement (the "Rights Agreement") dated as of April 16, 1998 between the Company and Norwest Bank, N.A., as Rights Agent. On September 3, 1998, the Company filed a Form 8-K/A with respect to such First Amendment.

    On October 25, 1999, the Board of Directors of the Company amended the Plan and on November 5, 1999, the Company filed a Form 8-K/A with respect to such Second Amendment.

    On September 28, 2000, the Board of Directors of the Company amended the "Plan" to modify the definition of "Acquiring Person" as follows:

  (a)
  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 25% or more of the Common Shares of the Company then outstanding (the "Trigger Amount"), but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any Person holding Common Shares for or pursuant to the terms of any such plan, or (v) any Person holding Common Shares issued to that person from the Company in a transfer approved by the Board of Directors of the Company (which action shall be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office) (each of (i) through (v) an "Exempt Person"). Common Shares acquired directly from the Company pursuant to Section 1(a)(v) hereof shall not be counted in any way in calculating whether that Person has met or exceeded the Trigger Amount, but if any or all of those Common Shares are transferred to another Person or Persons (other than an Affiliate), the Common Shares so transferred shall be counted in determining whether the transferee has met or exceeded the Trigger Amount. Notwithstanding the foregoing, no Person shall (x) be an "Acquiring Person" as a result of Common Shares beneficially owned on April 16, 1998, or (y) become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person, together with all Affiliates and Associates of such Person, is or shall become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding by reason of either clause (x) or clause (y) of this sentence, and shall thereafter become the Beneficial Owner of additional Common Shares representing more than 1% of the Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" unless within ten days of the determination of such ownership the Board of Directors of the Company (which action shall be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office) acts to approve such ownership. Further, if the Board of Directors of the Company (which action shall be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office) determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

Item 7. EXHIBITS.

  1.
  Form of Third Amendment to Rights Agreement, dated as of September 29, 2000 between Damark International, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on it behalf by the undersigned, thereunto duly authorized.

DAMARK INTERNATIONAL, INC.
By:	/s/ KIM M. MAGEAU Kim M. Mageau Its: Chief Financial Officer

Date: October 18, 2000

EXHIBIT INDEX

Exhibit No.

1.
Form of Third Amendment to Rights Agreement dated as of September 29, 2000 between Damark International, Inc. and Norwest Bank Minnesota, N.A.

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SIGNATURE
EXHIBIT INDEX